EXHIBIT 10.6

Execution Copy

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This Amendment to Registration Rights Agreement (this "Amendment") is entered into effective March 12, 2007 (the "Effective Date") among microHelix, Inc., an Oregon corporation (the "Company"), and MH FINANCIAL ASSOCIATES, LLC, an Oregon limited liability company ("MH Financial").

RECITALS

A. The Company and MH Financial entered into a Registration Rights Agreement dated October 19, 2006 (the "Registration Rights Agreement"), in which the Company granted certain registration rights to MH Financial for shares of the Company's Common Stock issuable pursuant to the Preferred Stock Purchase Agreements, the Promissory Note and the Warrant Agreements.

B. The Company has amended the Promissory Note to increase the principal amount by $750,000 (the "Short Term Note"), has entered into a Warrant Agreement dated as of the Effective Date with MH Financial initially exercisable for a total of 2,900,000 shares of Common Stock, and has entered into a Warrant Agreement dated as of the Effective Date with MH Financial initially exercisable for a total of 10,000,000 shares of Common Stock. Both Warrant Agreements shall be referred to in this Amendment as the "MH Financial Warrants."

C. The ability of MH Financial to sell the Common Stock issuable pursuant to the MH Financial Warrants is subject to certain restrictions under the 1933 Act.

D. The Company has agreed to provide a mechanism that will permit MH Financial to sell the Common Stock issuable pursuant to the MH Financial Warrants in the future.

E. The Company and MH Financial wish to amend the Registration Rights Agreement. Capitalized terms used but not defined in this Amendment will have the meanings given in the Registration Rights Agreement.

AGREEMENT

1. Amendment of Section 1.4. Section 1.4 of the Registration Rights Agreement is amended to read in its entirety as follows:

"**Shares**" means, collectively, the shares of Common Stock of the Company issued or issuable upon conversion of the Series C Preferred, upon conversion of the Promissory Note, upon exercise of any of the Warrant Agreements, upon exercise of any future warrant agreements entered into by the Company in connection with the Promissory Note and/or upon exercise of the MH Financial Warrants.

2. Deletion of Registration Requirement. Section 2.1 of the Registration Rights Agreement is hereby deleted in its entirety.

3. No Further Changes. Except as modified by this Amendment, the Registration Rights Agreement will continue in full force and effect in accordance with its terms.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which when executed will be deemed to be an original, but all of which taken together will constitute one and the same agreement. A facsimile or electronic transmission of this signed Amendment will be legal and binding on all parties hereto.

MICROHELIX, INC.

By: /s/ Tyram H. Pettit
Tyram H. Pettit, President

MH FINANCIAL ASSOCIATES, LLC.

By: Aequitas Capital Management, Inc.,
Its Manager

By: /s/ Robert J. Jesenik
Robert J. Jesenik, CEO

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